==============================================================================
                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                  Securities Exchange Act of 1934 as amended

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                   Air & Water Technologies Corporation
               (Name of Registrant as Specified In Its Charter)

                   Air & Water Technologies Corporation
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

(4) Proposed maximum aggregate value of transaction:

    *Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

    -------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:

    -------------------------------------------------------------------------
(3) Filing Party:

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(4) Date Filed:

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==============================================================================

                     AIR & WATER TECHNOLOGIES CORPORATION
                     U.S. Highway 22 West and Station Road
                         Branchburg, New Jersey 08876

                           _________________________


                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON APRIL 29, 1996


To the Stockholders of
Air & Water Technologies Corporation:

   Notice is hereby given that the Annual Meeting of Stockholders of Air & Water Technologies Corporation ("AWT" or the "Company") will be held on Monday, April 29, 1996 at 10:00 a.m., local time, at the Somerset Marriott Hotel, 110 Davidson Avenue, Somerset, New Jersey 08873, to consider and act on the following:

       1. To elect nine members of the Board of Directors to serve for the ensuing year;

       2. To ratify the appointment by the Board of Directors of McGladrey & Pullen, LLP, as independent public accountants for the Company's 1996 fiscal year;

       3. To approve the proposed "Fresh Start" Options;

       4. To approve the proposed 1996 Stock Incentive Plan; and

       5. To transact such other business as may properly come before the meeting or any adjournments thereof.

   Only stockholders of record at the close of business on March 15, 1996 will be entitled to vote at the Annual Meeting. A list of such stockholders will be available at the time and place of meeting and, during the ten days prior to the meeting, at the Company's executive offices located at U.S. Highway 22 West and Station Road, Branchburg, New Jersey 08876.

   A copy of the Company's 1995 Annual Report is enclosed herewith.

                                            By Order of the Board of Directors


                                            DOUGLAS A. SATZGER
                                            Secretary
Branchburg, New Jersey
March 29, 1996
______________________________________________________________________________
   YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING.  WHETHER OR NOT YOU
PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND MAIL
THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE. YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO ITS USE BY
DELIVERING TO THE COMPANY A WRITTEN NOTICE OF REVOCATION OR DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER WHO HAS EXECUTED A PROXY BUT
IS PRESENT AT THE MEETING AND WHO WISHES TO VOTE IN PERSON MAY DO SO BY REVOKING HIS, HER OR ITS PROXY AS DESCRIBED IN THE PRECEDING SENTENCE.


                     AIR & WATER TECHNOLOGIES CORPORATION
                     U.S. Highway 22 West and Station Road
                         Branchburg, New Jersey 08876


                                PROXY STATEMENT

                                    GENERAL

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Air & Water Technologies Corporation ("AWT" or the "Company") of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") or at any adjournments thereof. The Annual Meeting will be held on Monday, April 29, 1996 at 10:00 a.m., local time, at the Somerset Marriott Hotel, 110 Davidson Avenue, Somerset, New Jersey 08873.

   If a stockholder properly executes and returns the enclosed form of proxy, it will be voted according to his, her or its instructions. If no instructions are given, it will be voted FOR the election as directors of the nine nominees named below, FOR ratification of the appointment by the Board of Directors of McGladrey & Pullen, LLP, as independent auditors of the Company for its 1996 fiscal year, FOR approval of the proposed "Fresh Start" options and FOR approval of the proposed 1996 Stock Incentive Plan. Any proxy given by a stockholder may be revoked by the stockholder at any time before it is voted by written notice to the Secretary of the Company, by a duly executed proxy bearing a later date, or by voting in person at the meeting. No appraisal rights exist for any action proposed to be taken at the Annual Meeting.

   The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. The solicitation of proxies may be made by directors, officers and regular employees of the Company or any of its subsidiaries personally or by mail, telephone, facsimile communication or telegraph. No additional compensation will be paid for such solicitation. In addition, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.
In addition, the Company has engaged the services of Kissel-Blake, Inc. to solicit proxies and will pay such proxy soliciting agent $5,500 plus expenses in connection therewith. Solicitation by such firm may be by mail, personal interview, telephone or telegraph. So far as the management of the Company is aware, stockholders will take action on no matters other than those described in this Proxy Statement. In the event that any other matters properly come before the meeting that call for a vote of stockholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

   The Company is mailing this Proxy Statement and the accompanying form of proxy to stockholders on or about March 29, 1996.

                                    VOTING

   The Board of Directors has fixed the close of business on March 15, 1996 as the record date (the "Record Date") for determining stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. On the Record Date, there were outstanding 32,018,004 shares of the Company's Class A Common Stock, $.001 par value per share ("Class A Common Stock") and 1,200,000 shares of the Company's 5 1/2% Series A Convertible Exchangeable Preferred Stock, $.01 par value per share (the "Series A Preferred Stock"). Shares of the Company's Class A Common Stock and Series A Preferred Stock are entitled to be voted at the Annual Meeting. Holders of issued and outstanding shares of Class A Common Stock are entitled to one vote for each share they hold. Holders of Series A Preferred Stock are entitled to that number of votes equal to the number of votes to which the shares of Class A Common Stock issuable upon conversion of such shares of Series A Preferred Stock would have been entitled if such shares of Class A Common Stock had been outstanding on the Record Date. The presence in person or by proxy of a majority of the votes entitled to be cast will constitute a quorum for purposes of conducting business at the Annual Meeting. Pursuant to the By-Laws, directors of the Company shall be elected by a plurality vote of the votes cast at the Annual Meeting. All other questions shall be determined by a majority of the shares entitled to vote at the Annual Meeting, except as may otherwise be provided in the Company's Certificate of Incorporation, By-Laws or by law. Accordingly, abstentions and broker non-votes will not count as "votes cast" for or against a nominee for director. The proposals to ratify the appointment of auditors and to approve the "Fresh Start" Options and the 1996 Stock Incentive Plan require the approval of a majority of the shares entitled to vote at the Annual Meeting. Broker non-votes will not be considered "entitled to vote" on any proposal as to which shares held in "street name" may not be voted without instruction from the beneficial owners of such shares. Proposals 3 and 4 may give rise to broker non-votes, which will have no effect on the number of affirmative votes required to adopt such proposals. Abstentions with respect to Proposals 2, 3 and 4 will have the same effect as votes against those proposals.



                      PROPOSAL 1:  ELECTION OF DIRECTORS

   Information Concerning the Nominees

   The Company's Restated Certificate of Incorporation and By-Laws provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Company's By-Laws, the number of directors is fixed from time to time by the Board of Directors and directors serve in office until the next annual meeting of stockholders and until their successors have been elected and qualified or until their earlier death, resignation or removal.

   Pursuant to the terms of the Investment Agreement dated as of March 30, 1994 among the Company, Compagnie Generale des Eaux ("CGE") and Anjou International Company ("Anjou") (the "Investment Agreement"), the Company has agreed that CGE will have representation on the Board of Directors (and all committees thereof other than any Special Committee of "Independent Directors" (as defined below)) that is proportionate to the aggregate number of shares of Class A Common Stock owned by CGE (rounded down to the next whole number if CGE owns in the aggregate less than one-half of the outstanding shares of Class A Common Stock, treating the shares of the Series A Preferred Stock owned by CGE as having been converted, or, if otherwise, rounded up to the next whole number). See "Certain Relationships and Related Transactions -- Certain Covenants of the Company."

   The Board of Directors has nominated for election as directors at the Annual Meeting four individuals designated by CGE out of a total of nine directors (Messrs. Elia, Messier, Deschamps and Kriegel) and an additional Independent Director (a director not employed by the Company or CGE or their respective affiliates) satisfactory to CGE (Ms. Green). The Chairman of the Board of Directors is also designated by CGE. The Board of Directors has also nominated Messrs. Costle, DeBenedictis, Morris and Senior as directors for election at the Annual Meeting.

   The Board of Directors of the Company has recommended that the stockholders elect nine directors at the Annual Meeting. Each director elected at the Annual Meeting will hold office until the next Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal from office. The Board of Directors recommends that the stockholders elect the nominees named below as directors of the Company. The persons named in the enclosed proxy intend to vote the shares represented by such proxy, unless the stockholder executing the proxy otherwise instructs, for the election to the Board of Directors of each of the nine nominees named below.

   The Company has no reason to believe that any such nominees will be unable, if elected, to serve as a director. If such an event should occur, however, the persons named in the enclosed proxy intend to vote the shares represented by the enclosed proxy for the remainder of the nominees, and for such substitute nominee or nominees as the Company's current Board of Directors may select.

   All of the nominees for director named below except for Mr. Messier currently serve as directors of the Company for terms expiring at the Annual Meeting and were last elected at the Company's 1995 Annual Meeting of Stockholders.

                               Positions and other Relationships with
                                 the Company and Business Experience
                               ______________________________________

Claudio Elia.........53  Chairman of the Board of Directors, Chief Executive
                         Officer and member of the Executive Committee.
                         Mr. Elia was elected Chairman and Chief Executive Officer of AWT on June 14, 1994. Mr. Elia has been President and Chief Executive Officer of
                         Anjou International Company, a subsidiary of CGE and its United States holding company, since 1988 and a director of Anjou for more than five years. In this capacity, Mr. Elia is the representative of CGE in the United States. He also holds the position of President and Chief Executive Officer of Montenay International Corporation, a United States waste-to-energy company which is part of CGE's activities in the United States. Mr. Elia is also the President and Chief Executive Officer of Limbach Holdings, Inc., a leading American climatization company. Mr. Elia has been designated by CGE as Chairman and Chief Executive Officer of AWT under the Investment Agreement.
                         Mr. Elia previously held positions with General Electric Corporation and Boston Consulting Group.

Nicholas                 Director and member of the Audit Committee.  Mr.
DeBenedictis........ 50  DeBenedictis was elected as a director of AWT on June
                         14, 1994.  Mr. DeBenedictis is Chairman of
                         Philadelphia Suburban Corporation ("PSC") (the parent company of Philadelphia Suburban Water Company, one of America's leading investor-owned water utilities), since May 1993. Mr. DeBenedictis joined PSC in July
                         1992 as its President and Chief Executive Officer, and from July 1992 to May 1993 also served as Chairman of PSC's principal subsidiary, Philadelphia
                         Suburban Water Company.  From 1989 to 1992, Mr.
                         DeBenedictis was Senior Vice President of Corporate and Public Affairs for Philadelphia Electric Company.
                         Prior thereto, he served as President of the Greater
                         Philadelphia Chamber of Commerce. Mr. DeBenedictis also formerly served as Secretary for the Department of Environmental Resources (1983 to 1986) and Director of the Office of Economic Development (1981 to 1983) for the Commonwealth of Pennsylvania. He serves on the Board of Directors of the PNC East Bank Advisory
                         Board, the Greater Philadelphia Chamber of Commerce, the Philadelphia Convention and Visitors Bureau, the
                         Pennsylvania Environmental Council, and The
                         Children's Hospital of Philadelphia.  Mr.
                         DeBenedictis is also a member of the Board of Advisors of the School of Business Administration of Drexel University.

Douglas M. Costle..56    Director and member of the Audit Committee.  Mr.
                         Costle, Administrator of the EPA from 1976 to 1981, became a director of AWT in August 1988.
                         Mr.  Costle also served as a director of Metcalf &
                         Eddy Companies Inc. from 1988 to October 1991. He is presently a Distinguished Senior Fellow of the Institute for Sustainable Communities at Vermont
                         Law School.  He served as dean of Vermont Law
                         School from July 1987 to July 1991. Prior thereto, Mr. Costle was counsel to the law firms of Wald, Harkrader & Ross in Washington, D.C. and
                         Updike, Kelly and Spellacy in Hartford,
                         Connecticut. Mr. Costle also serves as a director of Clean Sites, Inc., an independent non-profit corporation established to help accelerate the clean-up of abandoned hazardous waste sites in the United States.

Jean-Dominique           Director and member of the Executive Committee and
Deschamps...........57   the Compensation and Stock Option Committee.  Mr.
                         Deschamps was elected as a director of AWT on June
                         14, 1994.  Mr.  Deschamps is Adjunct Director
                         General and Executive Vice President of CGE and
                         Executive Vice President since 1989.  Mr.
                         Deschamps is also Chairman and a Director of Professional Services Group, Inc. and Polymetrics,
                         Inc. in the United States. He is also a Director of Compagnie de l'Eau et de l'Ozone, Compagnie des
                         Eaux de Paris, Compagnie Fermiere de Services
                         Publics, Societe des Eaux de Versailles et de St.
                         Cloud, Societe Guyanaise des Eaux, Societe d'Exploitation des Eaux de Guinee, Compagnie
                         Generale de Bruxelles, Anjou International
                         Company, Hinckley & Schmitt and Kruger Systems AS.
                         Mr. Deschamps has been designated by CGE as a Director of AWT under the Investment Agreement.

Carol Lynn Green....49   Director and member of the Compensation and Stock
                         Option Committee. Ms. Green was elected as a director of AWT on June 14, 1994. Ms. Green is a
                         Partner in the Washington, DC law office of Bryan
                         Cave LLP since 1986. Prior thereto, Ms. Green served at the United States Department of Justice from 1980 to 1986 as the first Assistant Chief of the Environmental Enforcement Section.

William V. Kriegel..50   Director. Mr. Kriegel was elected as a director
                         of AWT on June 14, 1994. Mr. Kriegel is Chairman of the Board, President, Chief Executive Officer and a Director of Sithe Energies, Inc. and all its subsidiaries since 1984. Prior to coming to the United States in 1984, Mr. Kriegel co-founded an unaffiliated French energy company that within three years of its formation in 1980 became
                         France's largest privately-owned company engaged in the development of small hydro-electric projects. In 1978, he co-founded S.I.I.F., an unaffiliated company specializing in the purchase and rehabilitation of residential buildings and historical properties in France. Mr. Kriegel has been designated by CGE as a Director of AWT under the Investment Agreement.

Jean-Marie Messier..39   Mr. Messier is the Chief Executive Officer of CGE
                         and has served in such position since joining CGE on November 23, 1994. Prior to joining CGE, Mr.
                         Messier was a general partner with the investment banking firm of Lazard Freres & Co. in Paris for more than the past five years. Mr. Messier has been designated by CGE as a Director of AWT under the Investment Agreement.

John W. Morris......74   Director and member of the Audit Committee and
                         Compensation and Stock Option Committee.  General
                         Morris became a director of AWT in June 1992.
                         From 1988 to October 1992, General Morris served as a director of Metcalf & Eddy Companies Inc.
                         General Morris served as the Chief of Engineers, U.S. Army Corps of Engineers from 1976 to 1980 and presently serves as President of the National
                         Waterways Foundation, Chairman of the Water
                         Resources Congress, Chairman of the Environmental
                         Effects Committee of the U.S.  Committee on Large
                         Dams and President of JW Morris Ltd., an engineering consulting firm. From 1986 to 1987 he served as President and Chairman of the Engineering Group of Planning Research
                         Corporations.

Enrique F. Senior...52   Director and member of the Executive Committee and
                         the Compensation and Stock Option Committee.  Mr.
                         Senior has been a Managing Director and Executive
                         Vice President of Allen & Company Incorporated, an investment banking firm, for more than five years.
                         Mr. Senior became a director of AWT in October 1987 and also serves as a director of dick clark productions, inc.


   Committees of the Board of Directors and Meetings Held

   During the Company's fiscal year ended October 31, 1995 ("Fiscal 1995"), the Board of Directors of the Company held a total of seven meetings.

   The Executive Committee of the Board of Directors, of which Messrs. Elia, Senior and Deschamps (since December 15, 1995) are currently members, did not meet during Fiscal 1995. The function of the Executive Committee is to exercise, when the full Board is not in session, the powers of the Board in the management of the business and affairs of the Company.

   The Compensation and Stock Option Committee of the Board of Directors met once during Fiscal 1995. Messrs. Morris, Senior and Deschamps (since December 15, 1995) and Ms. Green are currently members of the Compensation and Stock Option Committee, which reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company. The Compensation and Stock Option Committee also administers the Company's Long-Term Incentive Compensation Plan.

   The Audit Committee of the Board of Directors met four times during Fiscal 1995. Messrs. DeBenedictis, Costle and Morris currently serve as members of the Audit Committee, which reviews the engagement of the Company's independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.

   The Company does not have a standing Nominating Committee.

   During Fiscal 1995, each of the incumbent directors of the Company attended at least 75% of the aggregate number of meetings of the Board of Directors and Committees on which he or she served during the period he or she served on the Board of Directors.

   Compensation Committee Interlocks and Insider Participation

   On and prior to December 15, 1995, the Compensation and Stock Option Committee (the "Compensation Committee") of the Board of Directors consisted of Messrs. David, Senior, Morris and Ms. Green. Mr. David resigned from the Board of Directors of AWT on December 15, 1995. Since December 15, 1995, the Compensation Committee consists of Messrs. Deschamps, Senior, Morris and Ms. Green. Mr. Deschamps is Adjunct Director General of CGE. Mr. Senior is a Managing Director of Allen & Company, which has performed investment banking and other services for the Company from time to time including serving as financial advisor to the Company in connection with the transactions contemplated by the Investment Agreement. Ms. Green is a partner at the law firm of Bryan Cave LLP, which has performed various legal services for the Company from time to time.

   Compensation of Directors

   Directors who are not employees of AWT or any of its affiliated companies receive an annual fee of $18,000 for service on the Board of Directors and an additional $7,500 per annum for service on each Committee thereof. Directors are also reimbursed for out-of-pocket expenses of attending Board and Committee meetings. In addition, pursuant to the 1989 Long-Term Incentive Compensation Plan, on July 31 of each year, each director who is a member of the Compensation and Stock Option Committee with responsibility for administering the Plan as of such date is granted a non-qualified option to purchase either (i) 3,000 shares of Class A Common Stock, if the director has served less than one year on the Committee, or
(ii) 500 shares of Class A Common Stock, if the director has served one year or more on the Committee. The options granted vest annually in four equal installments commencing one year from the date of grant with exercise prices equal to the fair market value of the Class A Common Stock on the grant date. The 1989 Long-Term Incentive Compensation Plan provides that, upon a "change-in-control" of the Company (as determined by the Board of Directors), any outstanding options not therefore fully exercisable shall immediately become exercisable in their entirety. If adopted by the stockholders of the Company, the 1996 Stock Incentive Plan will continue such automatic directors' option grants.Pursuant to the Fresh Start Option proposal described in Proposal 3, Messrs. Glenn, Deieso and Mammola have agreed to relinquish options to purchase 24,344, 58,624 and 22,157 shares, respectively, previously granted to them under the 1989 Long-Term Incentive Compensation Plan, as a condition to the "Fresh Start" grant of 48,666, 26,571 and 15,343, respectively. Such Fresh Start options will have a new four year vesting schedule and are subject to approval of Proposal 3 by the Company's stockholders.


     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

   Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to AWT under Rule 16a-3(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the fiscal year ended October 31, 1995 and Form 5 and amendments thereto furnished to AWT with respect to the fiscal year ended October 31, 1995, the Company has not identified any persons having filed a late report under Section 16(a) of the Securities Exchange Act of 1934. Michael M. Stump filed a late Form 3 reflecting his position as an executive officer of AWT.



          [The remainder of this page is left blank intentionally.]



                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

   The following table sets forth information as of December 29, 1995, as to the beneficial ownership of AWT's capital stock by (i) each person owning beneficially more than five percent of the outstanding shares of its Class A Common Stock, (ii) each current director of AWT, (iii) each executive officer named in the Summary Compensation Table herein and (iv) all current officers and directors of AWT as a group. The persons named in the table have sole voting and dispositive power with respect to all shares of Class A Common Stock unless otherwise noted in the notes following the table.


                                                   Number of
                                                   Shares of     Percent of
                                                    Class A       Class A
Name of Person or Group                           Common Stock  Common Stock
_______________________                           ____________  ____________

Douglas M. Costle(1)............................     43,467          *
Nicholas DeBenedictis...........................          0          *
Jean-Dominique Deschamps(2)..................... 18,224,642         49.4
Claudio Elia(3)................................. 18,243,267         49.4
Carol L. Green..................................          0          *
William V. Kriegel..............................          0          *
John W. Morris..................................      3,079          *
Enrique F. Senior(4)............................  1,674,711          5.2
Donald A. Deieso................................     85,500 (5)      *
Arthur L. Glenn.................................    107,000 (6)      *
George C. Mammola...............................     37,500 (7)      *
Michael M. Stump................................     11,000 (8)      *
Allen & Company Incorporated....................  1,136,067          3.5
  711 Fifth Avenue
  New York, New York 10022
Compagnie Generale des Eaux(9).................. 18,214,642         49.4
  52 Rue d'Anjou
  75384 Paris Cedex 08
  France
State of Wisconsin Investment Board.............  3,107,775          9.7
  P.O. Box 7842
  Madison, Wisconsin 53207
The Capital Group, Inc..........................  2,536,700          7.9
  333 South Hope Street
  Los Angeles, California 90071
All directors and officers as a group
  (18 persons)(10)(11).......................... 20,292,674         69.0
___________________________
    *Less than 1% ownership
(1) Includes 8,939 shares which may be acquired within 60 days of the date of the table.

(2) All of these shares of Class A Common Stock (including the shares of 5-1/2% Series A Convertible Exchangeable Preferred Stock (the "Preferred Stock") convertible into such shares of Class A Common Stock) are beneficially owned by CGE, with the exception of 10,000 shares which may be acquired by Mr. Deschamps within 60 days of the date of the table. Mr. Deschamps disclaims beneficial ownership of the shares owned by CGE. Mr. Deschamps is Adjunct Director General and Executive Vice President of CGE.

(3) Includes 18,214,642 shares of Class A Common Stock (including the shares of the Preferred Stock convertible into such shares of Class A Common Stock) beneficially owned by CGE, with respect to which shares Mr. Elia disclaims beneficial ownership. Mr. Elia is President and Chief Executive Officer of Anjou International Company, a subsidiary of CGE.

(4) Includes (i) 125,776 shares of Class A Common Stock owned by Mr. Senior's spouse, (ii) 50,309 shares of Class A Common Stock owned by a trust for his minor children, as to which Mr. Senior disclaims beneficial ownership and (iii) 1,136,067 shares of Class A Common Stock owned by Allen & Company, of which Mr. Senior is a Managing Director, as to which shares Mr. Senior disclaims beneficial ownership.

(5) Includes 85,000 shares which may be acquired within 60 days of the date of the table.

(6) Includes 73,000 shares which may be acquired within 60 days of the date of the table.

(7) Represents 37,500 shares which may be acquired within 60 days of the date of the table.

(8) Includes 10,000 shares which may be acquired within 60 days of the date of the table.

(9) Includes 4,800,000 shares of Class A Common Stock underlying the 1,200,000 shares of the Series A Preferred Stock beneficially owned by CGE. CGE owns all of the outstanding shares of the Preferred Stock.

(10) Includes shares of Class A Common Stock held by Allen & Company and CGE.

(11) Includes 328,689 shares which may be acquired within 60 days of the date of the table.

          [The remainder of this page is left blank intentionally.]


                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

    Summary Compensation Table

    The following table shows, for the fiscal years ended October 31, 1995, 1994 and 1993 the cash compensation paid or accrued for those years to each of the five most highly compensated executive officers of AWT in all capacities in which they served.


                                           Long Term Compensation
                       Annual Compensation          Awards

                                                            Restricted    Securities     All Other
Name and                                  Other Annual         Stock      Underlying     Compensa-
Principal Position     Year   Salary($)   Compensation($)   Award(s)($)   Options(#)     tion($)
------------------     ----   --------    ---------------   ----------    ----------     ---------


Claudio Elia           1995   275,000         300,000            0               0       1,500  (1)
Chairman of the        1994    99,429  (2)          0        2,500 (3)     100,000 (4)       0
Board and Chief
Executive Officer

Arthur L. Glenn        1995   250,000          65,000            0               0       19,232  (5)
President and Chief    1994   250,000               0            0               0            0
Operating Officer      1993   139,263  (6)          0        2,000 (7)      73,000 (8)        0

Donald A. Deieso       1995   210,000         170,000            0               0       23,500  (9)
President and Chief    1994   195,023               0            0               0            0
Executive Officer,     1993   175,000               0            0          20,000 (8)    8,642 (10)
Metcalf & Eddy, Inc.

George C. Mammola     1995    210,000         110,000            0               0        8,868 (11)
President and Chief   1994    184,080               0            0               0          693 (12)
Executive Officer,    1993    150,000               0            0          15,000 (8)        0
Research-Cottrell, Inc.

Michael M. Stump      1995    220,000         180,000            0               0        13,600 (13)
President and Chief   1994     65,824 (14)    110,000            0          40,000  (4)        0
Executive Officer of
Professional Services Group

___________________________
(1) "All Other Compensation" for Mr. Elia for fiscal year 1995 consists of $1,500 contributed to AWT's Savings and Retirement Plan on behalf of Mr. Elia.

(2)    Represents amounts paid to Mr. Elia during fiscal year 1994 since joining
       AWT on June 14, 1994.  Mr. Elia is paid a base salary of $275,000 per annum.

(3) As of October 31, 1995, Mr. Elia held 2,500 shares of restricted Class A Common Stock, vesting over a four-year period, with an aggregate value of $12,500. The Company's Long-Term Incentive Compensation Plan provides that, upon a "change-in-control" of the Company (as determined by the Board of Directors), all restrictions on these shares will lapse.

(4) In August 1994, Mr. Elia was granted options to purchase 100,000 shares of Class A Common Stock and Mr. Stump was granted options to purchase 40,000 shares of Class A Common Stock. The options vest over four years, 25% of the options vesting on each anniversary of the issuance date.

(5) "All Other Compensation" for Mr. Glenn for fiscal year 1995 consists of $3,000 contributed to AWT's Savings and Retirement Plan on behalf of Mr. Glenn and $16,232 paid to Mr. Glenn as a housing subsidy.

(6) Represents amounts paid to Mr. Glenn during fiscal year 1993 since joining AWT on April 22, 1993. Mr. Glenn is paid a base salary of $250,000 per annum.

(7) The restrictions on Mr. Glenn's 2,000 shares of Class A Common Stock lapse because the Board of Directors of AWT determined that the consummation of the transactions contemplated by the Investment Agreement constituted a "change-in-control" of AWT. Thus, as of October 31, 1995,
       Mr. Glenn does not hold any     restricted Class A Common Stock.

(8) All of these options to purchase shares are fully vested because of the Board of Directors of AWT determined that the consummation of the transactions contemplated by the Investment Agreement constituted a "change-in- control" of AWT. Thus, as of October 31, 1995, all of the options held by Mr. Glenn, Mr. Deieso and Mr. Mammola are fully vested.

(9)   "All Other Compensation" for Mr. Deieso for fiscal year 1995 consists of
      $3,750 contributed to AWT's      Savings and Retirement Plan on behalf of
      Mr. Deieso, $12,750 credited to AWT's Supplemental Pension Plan on behalf of Mr. Deieso, and $7,000 paid to Mr. Deieso as an automobile allowance.

(10) "All Other Compensation" for Deieso for fiscal year 1993 consists of $8,642 credited to AWT's Supplemental
     Pension Plan on behalf of Mr. Deieso.

(11) "All Other Compensation" for Mr. Mammola for fiscal year 1995 consists of $4,055 contributed to AWT's Savings and Retirement Plan on behalf of Mr. Mammola and $4,813 paid to Mr. Mammola as an automobile allowance.

(12) "All Other Compensation" for Mr. Mammola for fiscal year 1994 consists of $693 contributed to AWT's Savings and Retirement Plan on behalf of Mr. Mammola.

(13) "All Other Compensation" for Mr. Stump for fiscal year 1995 consists of $3,000 contributed to PSG's 401(k) plan as a matching contribution and $6,000 contributed to PSG's Pension Plan on behalf of Mr. Stump, $4,236 paid to Mr. Stump as an automobile allowance, $232 of country club subscriptions paid on behalf of Mr. Stump, and $132 of other compensation paid to or on behalf of Mr. Stump.

(14) Represents amounts paid to Mr. Stump during fiscal year 1994 since joining AWT on June 14, 1994. Mr. Stump was paid a base salary of $177,171 per annum for fiscal year 1994.


EMPLOYMENT CONTRACTS AND TERMINATION AND CHANGE-IN-CONTROL ARRANGEMENTS

   Employment Contract with Mr. Beck

   The following arrangements were in effect when Mr. Beck was serving as AWT's Chairman of the Board of Directors and Chief Executive Officer. His employment by the Company was terminated on June 14, 1994 as contemplated by the Investment Agreement. The following arrangements have been superseded by the Termination Agreement (as defined below) as more fully described below.

   On August 20, 1990, the Board of Directors of the Company made a one-year, interest-free, unsecured loan of $2,300,000 to Mr. Beck. This loan was made to Mr. Beck, a founder of the Company, so that he could satisfy certain personal financial obligations without having to sell a substantial portion of his equity investment in the Company. The Company does not currently intend to make loans to any members of the management with terms similar to those of Mr. Beck's loan. This loan is being forgiven over the five years beginning January 1, 1995 as described below.

   The Company and Mr. Beck entered into an Employment Agreement, dated as of August 20, 1991, which, among other things, extended Mr. Beck's employment term with AWT for a five-year term (the "Employment Agreement"). Pursuant to the Employment Agreement, Mr. Beck served as AWT's Chairman of the Board of Directors and Chief Executive Officer and a director and officer of AWT's subsidiaries until his employment with the Company was terminated on June 14, 1994. AWT agreed in the Employment Agreement that, on each anniversary of the date of the Employment Agreement, if Mr. Beck remained an employee of AWT serving in the capacities of Chairman of the Board and Chief Executive Officer at that time, AWT would forgive one-fifth of the unsecured, non-interest-bearing loan to Mr. Beck in the original principal amount of $2,300,000 to the extent that all or any portion of the loan remained outstanding. AWT further agreed to forgive such loan in its entirety in the event of Mr. Beck's death, termination for disability (as defined), termination by AWT other than for Cause (as defined), termination by Mr Beck in the event of a material breach of the Employment Agreement by AWT (such event is defined as "Good Reason"), or upon a change of control (as defined) of AWT. In addition, if Mr. Beck's employment was terminated by Mr. Beck for "Good Reason," or by AWT for any reason other than for "Cause," or by reason of Mr. Beck's death or disability, Mr. Beck would be entitled to payment of all "Accrued Benefits" (as defined) through the date of termination, and to payment of all salary payments that Mr. Beck would have been entitled to had his employment not been so terminated. Under the terms of the Employment Agreement, Mr. Beck was entitled to an annual salary, subject to cost-of-living adjustments, of $356,000 for such services, participation in stock option and other bonus and incentive programs available to other senior executives, as well as a housing allowance of $6,250 per month and reimbursement for certain other living and associated expenses.

   In each of 1992 and 1993, due to AWT's financial performance, Mr. Beck decided to waive the requirement that a portion of the loan be forgiven.
As a result, the Executive Committee twice amended the Employment Agreement to reflect this fact and added a sixth, and then a seventh year, to the employment term so that Mr. Beck's Employment Agreement with AWT would expire on August 20, 1998.

   In anticipation of the consummation of the transactions contemplated by the Investment Agreement, on March 17, 1994, the Company and Mr. Beck entered into an amendment to the Employment Agreement which provided certain severance payments to Mr. Beck by the Company at the time of the termination of Mr. Beck's employment with the Company as contemplated by the Investment Agreement, in addition to all other payments and benefits provided for in the Employment Agreement. Mr. Beck and the Company also mutually acknowledged that, effective upon the date of closing of the transactions contemplated by the Investment Agreement, Mr. Beck's employment with AWT would cease and that such cessation would be treated as termination of his employment other than for Cause, pursuant to the Employment Agreement.

   Termination Agreement

   Notwithstanding the foregoing, subsequent to the termination of Mr. Beck's employment with the Company as of June 14, 1994 as a result of the consummation of the transactions contemplated by the Investment Agreement, the Company and Mr. Beck have entered into an agreement dated November 21, 1994 (the "Termination Agreement") relating to all aspects of their relationship following such termination of employment, which supersedes all rights and obligations outstanding pursuant to the Employment Agreement, as amended. The Termination Agreement provides, among other things, that:
(a) Mr. Beck agrees not to compete with the Company during the period beginning on June 14, 1994 and ending on December 31, 1999, (b) the Company agrees to pay Mr. Beck $24,800 per month during the period beginning on January 1, 1995 and ending on December 31, 1999 (the "Term"), (c) during the Term, the Company agrees to reimburse Mr. Beck up to $10,000 per twelve-month period for the purchase of health and medical insurance for him and his spouse, which obligation shall terminate immediately upon Mr. Beck's becoming employed by an entity that makes medical insurance available to its employees, (d) on January 1, 1995 and on January 1 of each of the four succeeding years, the Company agrees to forgive approximately one-fifth of the unsecured, non-interest-bearing loan to Mr. Beck outstanding as of January 1, 1995 unless Mr. Beck breaches his obligations under the Termination Agreement, the Consulting Agreement (as defined below) and the Releases (as defined below), (e) the Company agrees to pay Mr. Beck $330,000, which amount is intended to defray in whole or in part various withholding taxes in connection with the Termination Agreement, (f) the Company agrees to deliver to Mr. Beck a preferred stock certificate representing ownership of a membership interest in Metedeconk National Golf Club, Inc. and Mr. Beck agrees to pay to the Company $50,000 for such transfer, and (g) all stock options held by Mr. Beck at the time of the termination of his employment are canceled. In addition, the Company and Mr. Beck entered into a consulting agreement (the "Consulting Agreement") on the same day, in which Mr. Beck agrees to make himself available throughout the Term to serve, and the Company agrees to engage Mr. Beck, as a consultant to the Company in connection with any litigation or claims in which the Company or any of its affiliates is involved and in which Mr. Beck's testimony or assistance is deemed necessary by the Company. The Company will pay Mr. Beck $8,333 per month in consideration of his agreement to act as a consultant. As a condition to the effectiveness of the Termination Agreement, Mr. Beck executed certain releases (the "Releases") in which he agrees, among other things, to indemnify the Company for certain litigation-related expenses incurred by it on behalf of Mr. Beck.

   Retention Agreements and Employment Agreements

   The Company entered into agreements in March 1994 (the "Retention Agreements") with Messrs. Glenn, Mammola and Deieso, and with certain other executive officers, which provide for each executive's employment by the Company for an initial period of two years beginning upon the occurrence of a Change-in-Control of the Company (as defined). The Retention Agreements provide for an annual salary of $250,000 for Mr.
Glenn and $210,000 for Messrs. Mammola and Deieso, respectively. Salaries under the agreements may be increased by the Board of Directors, in its sole discretion, taking into account the earnings and overall productivity of the Company, available resources, the performance of the executive and such other factors as it deems relevant. In addition, the agreements with Mr. Deieso and certain other executives provide that the executive will be eligible to receive a bonus of up to $30,000 in each year of the initial two-year period if, at any time during the initial two-year term, certain operating targets are met. If, during the initial two-year term, the Company terminates the executive's employment other than for death, Disability (as defined), or Justifiable Cause (as defined) or the executive terminates his employment for Good Reason (as defined), the executive will be entitled to receive an amount equal to the balance of the salary due to him for the remainder of the initial two-year term. In addition, in that event, the executive will be entitled to exercise any options which were exercisable on the date of termination until 90 days after the end of the initial two-year term of the agreement or, if earlier, the date of termination of the option. The consummation of the transactions contemplated by the Investment Agreement constituted a Change-in-Control as defined in the Retention Agreements.

      In October 1995, PSG entered into an employment agreement (the "Employment Agreement") with Mr. Stump, which provides for Mr. Stump's employment by PSG for an initial period of five years, beginning November 1, 1995. The Employment Agreement provides for an annual base salary of $220,000, which will increase in any subsequent fiscal year by a percentage equal to the percentage increase in the Consumer Price Index plus any merit increase authorized by the Board of Directors. In addition, the Employment Agreement provides that Mr. Stump will be eligible to receive a supplemental bonus of $30,000 in each fiscal year during the term of the Employment Agreement. Mr. Stump shall also have the opportunity to receive incentive compensation in the form of a bonus with a target percentage of 45% of the sum of Mr. Stump's base salary and supplemental bonus, depending upon whether certain operating targets are met. For the fiscal year 1998, Mr. Stump shall be entitled to an additional incentive compensation bonus based on the operating performance of PSG for the 3 years beginning November 1995. If Mr. Stump's employment is terminated other than for death, Disability (as defined) or certain change-of-control events, PSG shall pay to Mr. Stump an amount equal to two times his base salary, any accrued incentive bonuses prorated to the termination date and any accrued but unused vacation. If Mr. Stump voluntarily terminates his employment PSG shall pay Mr. Stump an amount equal to his then base salary, any accrued incentive bonuses and any accrued vacation.

   Options

   AWT's 1989 Long-Term Incentive Compensation Plan provides that, upon a "change-in-control" of the Company (as determined by the Board of Directors), any outstanding options not theretofore fully exercisable shall immediately become exercisable in their entirety.

                           SUPPLEMENTAL PENSION PLAN

   The following table shows the estimated annual benefits payable upon retirement to participants in the Company's Supplemental Pension Plan.

                           Estimated Annual Retirement Benefits
                                     Years of Service
                 ----------------------------------------------------------
Bonus
Remuneration        15           20          25          30          35
-------------    ---------    --------    --------    --------    --------

$ 25,000         $ 5,625      $ 7,500     $ 9,375     $11,250     $13,125
  50,000          11,250       15,000      18,750      22,500      26,250
  75,000          16,875       22,500      28,125      33,750      39,375
 100,000          22,500       30,000      37,500      45,000      52,500
 125,000          28,125       37,500      46,875      56,250      65,625

        At the present time, Donald A. Deieso, who is named in the Summary Compensation Table, is the only participant in the unfunded supplemental pension plan which provides additional annual retirement benefits equal to 1.5% of the average of the participant's final five bonuses multiplied by the participant's years of service, up to a maximum of 35 years. No separate accounts are maintained and no amounts are vested until a participant reaches retirement in the employment of AWT. Mr. Deieso, who is named in the Summary Compensation Table, has been credited with 6 years of service. The benefit amounts set forth in the Table above are not subject to reduction for social security benefits or for other offsets.


          [The remainder of this page is left blank intentionally.]


   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUES

      The following table sets forth information with respect to the named executives concerning unexercised options, held as of October 31, 1995. No options were exercised during fiscal 1995 by any of the named executive officers.


                   Number of Securities Underlying      Value of Unexercised
                        Unexercised Options at          In-the-Money Options
                                FY-End                       at FY-End(1)
                   -------------------------------
                     Exercisable   Unexercisable       Exercisable  Unexercisable
Name                     (#)            (#)                ($)           ($)
----               -------------   -------------       -----------  -------------

Claudio Elia(3)        25,000          75,000              0(2)          0 (2)

Arthur L. Glenn(4)     73,000               0              0(2)        N/A

Donald A. Deieso(5)    85,000               0              0(2)        N/A

George C. Mammola(6)   37,500               0              0(2)        N/A

Michael M. Stump(7)    10,000          30,000              0(2)          0 (2)

___________________________
(1) The value of unexercised in-the-money options at fiscal year end assumes a fair market value for the Class A Common Stock of $5.00, the closing sale price per share of the Class A Common as reported on the American Stock Exchange Composite Tape for October 31, 1995.

(2) The exercisable options held by Messrs. Elia, Glenn, Deieso, Mammola and Stump and the unexercisable options held by Messrs. Elia and Stump were not in-the-money as of October 31, 1995.

(3) The exercise price of the options held by Mr. Elia is $8.00 per share, which was the fair market value of AWT's Common Stock on the date of grant.

(4) The exercise price of the options held by Mr. Glenn is (i) $11.00 per share in the case of his option to purchase 50,000 shares granted in April 1993 or (ii) $11.75 per share in the case of his option to purchase 23,000 shares granted in December 1991 or (iii) $11.75 per share in the case of his option to purchase 15,000 shares granted in August 1993, in each case the fair market value of AWT's Common Stock on the date of grant.

(5) The exercise price of the options held by Mr. Deieso is (i) $17.00 per share in the case of his option to purchase 30,000 shares granted in August 1989, (ii) $19.125 per share in the case of his option to purchase 10,000 shares granted in December 1989, (iii) $18.50 per share in the case of his option to purchase 25,000 shares granted in December 1991, or (iv) $11.75 per share in the case of his option to purchase 20,000 shares granted in August 1993, in each case the fair market value of AWT's Common Stock on the date of grant.

(6) The exercise price of the options held by Mr. Mammola is (i) $23.00 per share in the case of his option to purchase 10,000 shares granted in February 1991, (ii) $18.50 per share in the case of his option to purchase 12,500 shares granted in December 1991, or (iii) $11.75 per share in the case of his option to purchase 12,500 shares granted in August 1993, in each case the fair market value of AWT's Common Stock on the date of grant.

(7) The exercise price of the options held by Mr. Stump is $8.00 per share which was the fair market value of the Company's Common Stock on the date of grant.

      Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on Page 17 shall not be incorporated by reference into any such filings.


             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE
                           OF THE BOARD OF DIRECTORS

      Decisions on compensation of the Company's executives generally are made by the four-member Compensation and Stock Option Committee of the Board of Directors (the "Compensation Committee" or "Committee"). Prior to December 15, 1995, the Compensation Committee consisted of Messrs. David, Senior and Morris and Ms. Green, each of whom is a non-employee director. After December 15, 1995, the Compensation Committee consists of Messrs. Deschamps, Senior and Morris and Ms. Green. The Compensation Committee, as constituted prior to December 15, 1995, among other things, approved (i) Mr. Elia's salary and bonus for fiscal 1995 and (ii) approved the salary and bonuses of Messrs. Glenn, Deieso, Mammola and Stump.

   Compensation Policy for Executive Officers

      Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies and programs that seek to retain and motivate employees of the Company whose performance contributes to the Company's goal of maximizing shareholder value in an industry that continues to experience sluggish growth, overcapacity, intense competition and marginal profitability. The Compensation Committee is of the opinion that managing through a depressed market, such as the environmental markets of the last few years, requires dedicated employees who can keep the Company on track and position it for future competitive advantage. Historically, the Company has sought to combine salaries with stock option awards, restricted stock awards and, when appropriate, selected cash bonuses to provide a balanced compensation package for its executives. The balance established by the Committee is designed to reward past performance, retain key employees and encourage future performance. Under this structure, long-term incentives are based upon the value of the Company's Class A Common Stock in order to more closely align executives' interests with those of shareholders. Compensation decisions are made by the Compensation Committee after reviewing recommendations prepared by the Company's Chief Executive Officer, with the assistance of other Company personnel.

      Beginning with fiscal 1995, the Company, with the guidance and approval of the Compensation Committee, developed and implemented a revised, variable management incentive compensation strategy that is designed to recognize both short-term and longer term performance, attract and retain the high quality executive and management talent that is necessary to continue the Company's positive trends and to remain competitive. In developing this incentive compensation strategy, which is comprised of an Annual Management Bonus Plan and a Long Term Incentive Plan, emphasis was placed on improving shareholder value. The strategy was developed based upon the recommendations of a leading executive compensation consulting firm.

      The Annual Management Bonus Plan is designed to reward business unit management teams for achieving or exceeding their specific fiscal year operating objectives and has relatively broad management participation. Annual management bonus potential for AWT's executives is determined based upon the overall consolidated results of the Company. A portion of the annual bonus is discretionary and is awarded based upon the quality of the individual participant's performance.

      A small number of the most senior executives are also participants in the long term incentive plan. This plan, which has a portion of its potential value directly linked to AWT stock price performance, is based upon the Company achieving its longer term objectives. The long term incentive plan features a series of overlapping three-year performance periods, commencing with 1995 through 1997. The first potential payment to eligible executives under the terms of the long term incentive plan will not be made until after 1997.

      Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1,000,000 paid to any of the Company's named executive officers (that is, generally, the individuals appearing in the summary compensation table in the proxy statement) in any year. Certain "qualified performance based compensation" is not subject to the limitation imposed by Section 162(m). The Committee generally intends to qualify all compensation paid to its executive officers for full tax deductibility; however, the Committee will balance the burden of compliance with the technical and inflexible rules promulgated under Section 162(m) against the value of the benefit the Company may derive from such compliance, and reserves the right to pay compensation that may not be fully deductible if it concludes that such burdens outweigh such benefits.

      Discussion of 1995 Compensation for the Chairman and Executive Officer

      The employment arrangement with Mr. Beck, the former Chairman and Chief Executive Officer of the Company, was terminated on June 14, 1994 as a result of the consummation of the transactions contemplated by the Investment Agreement. The Termination Agreement which includes the provisions for the severance payments to Mr. Beck was approved by the Compensation Committee. For the description of the Termination Agreement, see "Employment Contracts and Termination and Change in Control Arrangements -- Termination Agreement."

      The Compensation Committee, in reviewing Mr. Elia's annual salary, elected not to adjust it given his tenure in his position and the potential represented by the newly-implemented Annual Management Bonus Plan and the long term incentive plan to earn additional variable compensation based upon the performance of the Company. The Committee, in determining Mr. Elia's 1995 bonus, carefully reviewed, in addition to the overall 1995 financial results as compared to recent years, the progress made throughout the Company in reducing costs, integrating operations to improve organizational effectiveness, exiting non-strategic businesses and growing those businesses of longer term importance to the success of the Company.



                                   COMPENSATION AND STOCK OPTION COMMITTEE

                                           Jean-Dominique Deschamps
                                           Carol Lynn Green
                                           John W. Morris
                                           Enrique F. Senior


          [The remainder of this page is left blank intentionally.]



                            STOCK PERFORMANCE GRAPH
                     AIR & WATER TECHNOLOGIES CORPORATION


                                                   Fidelity
                 Air and                            Select
                  Water                          Environmental
               Technologies      S&P 500           Services
               Corporation        Index              Fund
               ------------      -------         -------------

Oct-90             100             100                100
Oct-91             122.86          133.51             113.41
Oct-92              74.29          146.83             109.24
Oct-93              79.29          168.78             117.18
Oct-94              40             175.3              108.11
Oct-95              28.57          221.65             127.18

      The above graph shows a comparison of cumulative total return for the period from November 1, 1990 through October 31, 1995, in (i) the Company's Class A Common Stock, (ii) the S&P 500 Composite Stock Price Index, and (iii) the Fidelity Select Environmental Services Fund. The stock price performance shown on the graph above is not necessarily indicative of future price performance.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   On June 14, 1994, the stockholders of AWT approved the issuance of Company securities pursuant to an Investment Agreement dated as of March 30, 1994 (the "Investment Agreement"), among AWT, CGE, and Anjou pursuant to which, among other things, AWT (i) issued to CGE 1,200,000 shares of the 5 1/2% Series A Convertible Exchangeable Preferred Stock convertible into 4,800,000 shares of Class A Common Stock, for cash consideration of $60,000,000, and (ii) issued to Anjou an aggregate of 6,701,500 shares of Class A Common Stock in connection with the acquisition from Anjou of PSG and PSG Canada. As a result, CGE increased its ownership interest in AWT to approximately 48% of the total voting power of the Company's voting securities. In addition, AWT benefitted from certain financial undertakings from CGE, including a $125,000,000 loan from CGE and became CGE's exclusive vehicle in the United States, its possessions and its territories for CGE's water and wastewater management and air pollution activities. CGE also has representation on AWT's Board of Directors and the right to designate AWT's Chief Executive Officer and Chief Financial Officer all as further described below.

CERTAIN COVENANTS OF THE COMPANY

   Representation on the Board of Directors; Management

   Under the terms of the Investment Agreement, the Company has agreed that CGE will have the right to cause the Company to include, as nominees for the Company's Board of Directors recommended by the Board for election by the stockholders, a number of directors (rounded down to the next whole number if CGE owns in the aggregate less than one-half of the outstanding shares, treating the shares of Series A Preferred Stock owned by CGE as having been converted into shares of Class A Common Stock, or, if otherwise, rounded up to the next whole number) that is equal to the product of the total number of directors on the Board times a fraction the numerator of which is the aggregate number of shares of Class A Common Stock owned by CGE and its Affiliates (assuming conversion of the Series A Preferred Stock (or other securities convertible into or exercisable or exchangeable for shares of Class A Common Stock) held by CGE or its Affiliates) and the denominator of which is the total number of shares of Class A Common Stock outstanding (assuming conversion of the Series A Preferred Stock (or other securities convertible into or exercisable or exchangeable for Shares of Class A Common Stock) held by CGE or its affiliates). The Company has further agreed that CGE will have proportionate representation on all Committees of the Board (other than any Special Committee of Independent Directors) to the same extent as CGE is entitled to representation on the Board of Directors. "Independent Director" is defined for purposes of the Investment Agreement as any director who is not an employee, agent or representative of the Company, CGE or any of their respective Affiliates or Associates (as defined in the Investment Agreement) and may include any person acting as outside counsel or financial advisor for either the Company or CGE or any of their respective Affiliates or Associates. All Independent Directors must be satisfactory to CGE.

   AWT has also agreed in the Investment Agreement that CGE shall have the right to designate the Chief Executive Officer and the Chief Financial Officer of the Company.

   Pursuant to the terms of the Investment Agreement, the four directors who are designated by CGE are Messrs. Elia, Messier, Deschamps and Kriegel. Also in accordance with the terms of the Investment Agreement, the Board of Directors appointed as designees of CGE Claudio Elia as Chief Executive Officer and Alain Brunais as Chief Financial Officer.

   Registration Rights

   Pursuant to the terms of the Investment Agreement, CGE and Anjou will have the right to require on up to four occasions that the Company register all shares of Class A Common Stock, Series A Preferred Stock or the Company's 5 1/2% Convertible Subordinated Notes (the "Convertible Debt") owned from time to time by CGE and its Affiliates for sale to the public under the Securities Act (a "Demand Registration"), provided that the Company is not obligated (i) to effect more than one Demand Registration in any six-month period, (ii) to effect a Demand Registration for less than five percent of the outstanding Class A Common Stock or (iii) to effect a Demand Registration within six months of CGE or Anjou selling any shares pursuant to a Piggyback Registration (as defined below). In addition, CGE and Anjou will have the right to participate in registrations by the Company of its Class A Common Stock (a "Piggyback Registration"). The Company will pay all registration expenses on behalf of CGE and Anjou, including certain related fees and expenses, other than underwriting fees and discounts.

   Access to Books and Records

   The Company has agreed that for so long as CGE beneficially owns directly or indirectly at least 26% of the outstanding shares of Class A Common Stock on a fully-diluted basis, CGE will have access on reasonable terms to the books, records and employees of the Company and its subsidiaries and to the provision by the Company of all information reasonably requested by CGE, subject to confidentiality obligations that may be owed at the time by the Company to third parties and to appropriate confidentiality arrangements and requirements of law.

CERTAIN COVENANTS OF CGE

   Exclusivity

   CGE has agreed in the Investment Agreement that, for so long as CGE (with its affiliates) is the largest stockholder of the Company, AWT will be CGE's exclusive vehicle in the United States, its possessions and its territories for CGE's water and waste water management and air pollution activities. CGE also agreed to assist the Company in developing its water and waste water management and air pollution activities in both Canada and Mexico, subject to certain limitations, and CGE and the Company agreed to establish a privileged commercial relationship for the development of air pollution activities in Europe.

   Affiliate Transactions

   CGE has agreed on behalf of itself and its affiliates that any transactions (or series of related transactions) between the Company and any of its affiliates and CGE or any of its affiliates will be on an arm's length basis. Any such transaction (or series of related transactions) having an aggregate value in excess of $1,000,000 and any settlement of the existing litigation between the Company and the Puerto Rico Aqueduct and Sewer Authority (subsequently settled in May 1995) must be approved by a majority of the Independent Directors or a special committee thereof. The Company, CGE and Anjou have further agreed that all claims by the Company against CGE or its Affiliates under the Investment Agreement may be taken only by majority approval of such Independent Directors on Special Committee.

   Sales of Shares

   CGE has also agreed to give the Company one day's prior written notice of any sale of Company securities by CGE if, to the knowledge of CGE, such sale would result in any party's beneficially owning more than 15% of the outstanding shares of Class A Common Stock.

   Letter Agreement

   Pursuant to a letter agreement dated March 18, 1994 between the Company and CGE, CGE purchased 500,000 shares of the Company's Class A Common Stock at $10 a share for a total purchase price of $5,000,000. CGE also agreed in the letter agreement that, subject to approval by CGE, CGE would co-sign on a case-by-case basis with the Company applications for letters of credit with respect to the Company's water and waste water management and air pollution projects, which CGE acknowledged could reach or exceed the level of letters of credit carried by the Company at March 18, 1994.

ISSUANCE OF SERIES A PREFERRED STOCK

   General

   Pursuant to the terms of the Investment Agreement, AWT issued to CGE, 1,200,000 shares of its Series A Preferred Stock, $.01 par value per share, convertible into 4,800,000 shares of Class A Common Stock, for an aggregate cash purchase price of $60,000,000. The Series A Preferred Stock is exchangeable at the option of the Company for the Company's Convertible Debt with a maturity of 10 years from the date of issuance of such Convertible Debt.

   Dividends

   The holders of shares of Series A Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cumulative dividends at an annual rate of $2.75 per share, payable in cash quarterly in arrears in equal amounts on March 31, June 30, September 30 and December 31 of each year (each a "Dividend Payment Date"), commencing on June 30, 1994. Dividends other than for a full quarterly period accrue on the basis of the actual number of days elapsed in a 365-day year. Quarterly dividends which are not paid in full in cash accumulate without interest until declared and paid by the Board of Directors. Holders of the Series A Preferred Stock are entitled to receive all accrued dividends in preference to and priority over dividends on the Company's Class A Common Stock, and no distribution in respect of the Class A Common Stock and no redemption, purchase, retirement or acquisition for value of Class A Common Stock may occur, or money be set apart therefor, unless all dividends accrued on the Series A Preferred Stock through the immediately preceding Dividend Payment Date have been declared and paid.
If the Series A Preferred Stock is exchanged into Convertible Debt, the interest rate will be 5 1/2% per annum. The Company paid $3,300,000 to CGE as dividends on the Series A Preferred Stock during fiscal 1995.

   Liquidation Preference

   In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of shares of Series A Preferred Stock will be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount in cash equal to $50 for each share outstanding, plus accrued and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up, whether or not declared to the date of such payment, before any payment shall be made or any assets distributed to the holders of the Class A Common Stock. Neither a voluntary sale, lease, or other transfer of all or substantially all of the assets of the Company, nor a consolidation or merger of the Company with or into another person, will be considered a liquidation, dissolution or winding up of the Company for these purposes.

   Exchange

   Commencing June 30, 1997, the Series A Preferred Stock is exchangeable, in whole and not in part, at the sole option of the Company, at any time, for the Company's Convertible Debt, having a maturity of ten years from the date of issuance of the Series A Preferred Stock, on not less than 30 nor more than 60 days' prior written notice. Each share of Series A Preferred Stock is exchangeable for $50 principal amount of Convertible Debt.

   Conversion

   The Series A Preferred Stock and Convertible Debt are convertible, in whole or in part, at the option of the holder, at any time and from time to time, into shares of Class A Common Stock at a conversion price equal to $12.50 per share of Class A Common Stock. The ratio at which the Series A Preferred Stock and Convertible Debt are convertible into shares of Class A Common Stock is subject to adjustment (using a weighted average in the case of items (iii), (iv), (v) and (vi) below so as to preserve the fully diluted percentage of Class A Common Stock into which the Series A Preferred Stock and Convertible Debt are convertible) in the event of: (i) stock dividends, stock reclassifications or recapitalizations, stock splits, reverse splits and the like; (ii) dividends or other distributions of cash or assets or evidence of indebtedness; (iii) dividends or other distributions of securities or rights convertible into or exercisable for shares of any class of common stock of the Company at a price less than the then conversion price per common share of the Series A Preferred Stock;
(iv) issuance of shares of any class of common stock of the Company (other than common stock issued upon conversion of the Series A Preferred Stock, the Convertible Debt or the Company's 8% Convertible Subordinated Debentures due May 15, 2015, or pursuant to the Company's stock option plans or other stock related employee compensation plans approved by the Board of Directors) at a price less than the then conversion price per common share of the Series A Preferred Stock; (v) issuance of securities or rights convertible into or exercisable for shares of any class of common stock of the Company at a purchase price less than the then conversion price per common share of the Series A Preferred Stock; and (vi) repurchase by the Company, directly or indirectly, of shares of any class of common stock at a price in excess of the then conversion price per common share of the Series A Preferred Stock.

   Redemption

   The Series A Preferred Stock is not redeemable before June 30, 1997. Between June 30, 1997 and June 30, 2000, the Series A Preferred Stock will be redeemable, in whole or in part, at the option of the Company on not less than 30 or more than 60 days' prior written notice. The Company may exercise this option during such time period only if for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the closing price of the Class A Common Stock exceeds $18.75, subject to adjustments. After June 30, 2000, the Series A Preferred Stock will be redeemable by the Company at any time. The same redemption provisions apply to the Convertible Debt. The redemption price is 103.85% of the liquidation preference, plus accrued and unpaid dividends to the date of redemption, after June 30, 1997 and will decrease by .55% each year until it reaches 100% of the liquidation preference, plus accrued and unpaid dividends to the date of redemption, whereupon it will remain fixed. The Series A Preferred Stock is perpetual preferred stock.

   Voting

   Holders of Series A Preferred Stock and Convertible Debt are entitled to vote with the holders of Class A Common Stock on all matters submitted for a vote of holders of Class A Common Stock, and are entitled to that number of votes equal to the number of votes to which the shares of Class A Common stock issuable upon conversion of such shares of Series A Preferred Stock and Convertible Debt would have been entitled if such shares of Class A Common Stock had been outstanding at the time of the applicable vote and related record date. In addition, the Series A Preferred Stock and Convertible Debt will vote separately as a class on any amendments to the Restated Certificate of Incorporation or By-Laws of the Company, whether by merger, consolidation, combination, reclassification or otherwise, which would alter or circumvent the voting powers, rights and preferences of the Series A Preferred Stock or Convertible Debt. No amendment or alteration of the dividends payable, liquidation preference or par value of the Series A Preferred Stock, or interest rate and principal amount of the Convertible Debt, may be effected without the consent of each holder of Series A Preferred Stock or Convertible Debt, respectively.

   Ranking

   The Series A Preferred Stock with respect to dividend rights and rights on liquidation, winding up and dissolution, ranks prior to all classes of the Company's equity securities, including the Class A Common Stock. The Convertible Debt will be subordinated to the Company's senior debt and senior subordinated debt.

   Restrictions on Resale; Registration Rights

   The Series A Preferred Stock is a "restricted security" as that term is defined in Rule 144 under the Securities Act. Consequently, resales of such shares by CGE, unless registered under the Securities Act, are subject to the timing, volume and other limitations of Rule 144. Under the Investment Agreement, CGE has certain registration rights with respect to such shares. See "-- Certain Covenants of the Company -- Registration Rights" above.

CGE CREDIT AGREEMENT

      In connection with the Investment Agreement, the Company and CGE entered into a Credit Agreement dated as of June 14, 1994 pursuant to which the Company received a $125,000,000 term loan from CGE. The term loan is an unsecured facility bearing interest at a rate based upon one, two, three or six-month LIBOR, as selected by AWT, plus 125 basis points and has a final maturity of June 15, 2001. The term loan contains certain financial and other restrictive covenants with respect to the Company relating to, among other things, the maintenance of certain financial ratios, and restrictions on the sale of assets and the payment of dividends on or the redemption, repurchase, acquisition or retirement of securities of the Company or its subsidiaries. On June 14, 1994, the Company utilized a substantial portion of the proceeds from the term loan to retire its 11.18% Senior Notes with The Prudential Insurance Company of America. The Company paid approximately $9,109,000 to CGE as interest on the term loan during fiscal 1995.

OTHER RELATED TRANSACTIONS

      Mr. Senior, a Director of the Company since October 1987, is a Managing Director of Allen & Company, which has performed investment banking and other services for the Company from time to time. Allen & Company served as a financial advisor to the Company in connection with the transactions contemplated by the Investment Agreement. Ms. Green, a Director of the Company since June 1994, is a partner at the law firm of Bryan Cave LLP. Bryan Cave LLP has performed various legal services for the Company from time to time.

   On August 20, 1990, the Board of Directors of AWT made a one-year, interest-free, unsecured loan of $2,300,000 to Mr. Beck, the former Chairman of the Board and Chief Executive Officer of AWT, so that he could satisfy certain personal financial obligations without having to sell a substantial portion of his equity investment in AWT. Under the terms of the Termination Agreement with Mr. Beck, as discussed more fully in "Employment Contracts and Termination and Change-in-Control Arrangements -- Termination Agreement", 20% of the principal amount of the loan will be forgiven in each of the five years beginning January 1, 1995. AWT does not currently intend to make loans to other members of AWT management with terms similar to those of Mr. Beck's loan.

   On March 10, 1995, the Company entered into a new three-year $130 million Senior Secured Credit Facility (the "New Credit Facility") with First Chicago and Societe Generale acting as co-agents for a syndicate which includes seven additional banks. The New Credit Facility replaces at a reduced cost the previous $70 million Credit Agreement and the $20 million Accounts Receivable Purchase Agreement. The New Credit Facility requires that Compagnie General des Eaux ("CGE") to maintain its support of the Company, including, a minimum 40% ownership interest in the Company and its right to designate its proportionate share of the Company's Board of Directors as well as the Chief Executive Officer and Chief Financial Officer. The Company compensates CGE for its support in an amount equal to .95% per annum of the outstanding commitment during the term of the New Credit Facility ($792,000 accrued for the year ended October 31, 1995).


                     PROPOSAL 2:  TO RATIFY APPOINTMENT OF
                        INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors has appointed McGladrey & Pullen, LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending October 31, 1996. Arthur Andersen LLP had served as the Company's independent public accountants during the fiscal year ending October 31, 1995. By letter dated March 13, 1996 (the "March 13 Letter"), the Chairman of the Board and Chief Executive Officer of the Company advised Arthur Andersen LLP that they would be replaced as the Company's independent accountants effective March 13, 1996 and that the Company has appointed McGladrey & Pullen, LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending October 31, 1996, subject to approval of such appointment by the Company's stockholders.

      The decision to change accountants was recommended by the Audit Committee of the Board of Directors and was based upon the Audit Committee's conclusion that McGladrey & Pullen (i) could provide substantially identical accounting and auditing services to the Company at significantly reduced costs, and (ii) as a member of RSM International ("RSMI"), is affiliated with the French firm Salustro Reydel, also a member of RSMI, the auditors for Compagnie Generale des Eaux (the Company's largest stockholder).

      The auditors' reports of Arthur Andersen LLP on the Company's financial statements for each of the two most recent fiscal years reported upon contained no adverse opinion or a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles, other than the report with respect to the 1994 fiscal year, which contained an uncertainty paragraph regarding the ultimate collectability of a significant account receivable. The uncertainty was resolved in the fiscal year 1995. During those two fiscal years and the period from the end of the most recent fiscal year to March 13, 1996, there was no disagreement with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. During this period, there were no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K. The Company requested and Arthur Andersen LLP furnished it with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements.

      A representative of McGladrey & Pullen, LLP, is expected to be present at the Annual Meeting with an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions. The Board of Directors recommends a vote FOR this proposal. If the appointment is not ratified by stockholders, the Board of Directors is not obligated to appoint other independent public accountants, but the Board of Directors will consider such unfavorable vote.


                 PROPOSAL 3:  TO APPROVE "FRESH START" OPTIONS

   The Company currently maintains the 1989 Long-Term Incentive Compensation Plan (the "1989 Plan"), which has been approved by the Company's stockholders. Under the 1989 Plan, options to purchase AWT stock were granted prior to June 1994 to Company employees, at exercise prices ranging from $11.75 per share to $29.43 per share. These options, many of which are beginning to approach their expiration dates, are of questionable incentive value at the presently prevailing market prices of the Company's stock. Moreover, individuals joining the Company after June 1994 received options at exercise prices which are significantly closer to the current trading range of the Company's stock.

   In order to restore the incentive value of these options, and to achieve consistency between awards granted to long term employees and more recently hired employees, the Compensation and Stock Option Committee of the Board of Directors has granted, subject to the conditions explained below, a number of replacement options designed to afford a "Fresh Start" to those employees holding the older, underwater options.


   The "Fresh Start" options have an exercise price of $8.00 per share, a new vesting schedule, a ten year duration, and cover a number of shares determined such that, in the case of each participant, the economic value of the "Fresh Start" option is equivalent to that of the older option being replaced. Valuation of both the older options and the "Fresh Start" options was determined by applying the Black-Scholes Option Pricing Model. The following table is illustrative of the ratios of new option shares to old option shares, as determined under this pricing model.

Average current                                            Ratio
Exercise Price           Average Time Remaining (Yrs)      New:Old
---------------          ---------------------------       -------
$11.76                              7.6                     1:1.5
$18.20                              6.0                     1:3
$16.89                              2.9                     1:8.5

   Thus, if the old option had an exercise price of $18.20 and covered 300 shares, the "Fresh Start" option would cover 100 shares.

   In order to retain his or her "Fresh Start" options, a participant must agree to relinquish all rights under the old options. "Fresh Start" options are also conditioned upon the approval of the "Fresh Start" grant by the Company's stockholders. The Company is not required to obtain stockholder approval of the "Fresh Start" program, as it currently has the authority to implement the program under the 1989 Plan. The Company believes that stockholders should have an opportunity to express their view on the program, however, and thus is submitting it for stockholder consideration. If stockholder approval of the "Fresh Start" program is not obtained, the Company will seek other methods to achieve the goals of the "Fresh Start" program.

          [The remainder of this page is left blank intentionally.]

   The following table sets forth the benefits that will be received by the five most highly compensated executive officers and various groups of employees under the "Fresh Start" program. In the event all eligible participants elect to participate in the "Fresh Start" program, options to purchase 631,478 shares will be relinquished.

                               "Fresh Start"
Name and Position              Options                Options Relinquished
-----------------              -------------          --------------------
Claudio Elia                   Ineligible to                        0
                               Participate
Chairman of the Board and
Chief Executive Officer
Arthur L. Glenn                48,666                          24,344
President and Chief
Operating Officer
Donald A. Deieso               26,371                          58,629
President and Chief
Executive Officer,
Metcalf & Eddy, Inc.
George C. Mammola              15,343                          22,157
President and Chief
Executive Officer,
Research-Cottrell, Inc.
Michael M. Stump               Ineligible to                        0
                               Participate
President and Chief
Executive Officer of
Professional Services Group
Executive Group (including     118,300                        136,200
officers noted above)
Non-Executive Director Group     1,638                          7,307
Non-Executive Officer
Employee Group                 395,987                        487,971

   Approval of the "Fresh Start" program requires the affirmative vote of holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Compagnie Generale des Eaux has indicated that it intends to vote FOR the proposal. The Board of Directors recommends that stockholders vote FOR the approval of the "Fresh Start" option program.


                       PROPOSAL 4:  TO APPROVE PROPOSED
                           1996 STOCK INCENTIVE PLAN

   The Board of Directors has proposed the 1996 Stock Incentive Plan (the "Plan") (a) to promote the identity of interests between stockholders and employees and directors of the Company by encouraging and creating significant ownership of Class A Common Stock of the Company by directors, officers and other salaried employees of the Company and its subsidiaries;
(b) to enable the Company to attract and retain qualified directors, officers and employees who contribute to the Company's success by their ability, ingenuity and industry; and (c) to provide meaningful long-term incentive opportunities for directors, officers and other employees who are responsible for the success of the Company and who are in a position to make significant contributions toward its objectives. If the Plan is not approved by stockholders, it will not be adopted, but the Board of Directors may consider other programs designed to achieve the objectives of the Plan. The following summary of the Plan is qualified in its entirety by reference to the full text thereof, which is attached hereto as Appendix A.

   The Plan will be administered by the Compensation and Stock Option Committee or any other Board Committee designated by the Board to administer the Plan (the "Committee"). The total number of shares of Class A Common Stock reserved and available for awards under the Plan will be 1,000,000 shares, plus the number of such shares remaining available for award under the 1989 Long-Term Incentive Compensation Plan as of the date of the 1996 Annual Meeting of Stockholders of the Company. The Company estimates that this will result in approximately 2,000,000 shares being initially available for awards under the Plan. Shares subject to awards that are forfeited or canceled (other than options canceled upon exercise of related stock appreciation rights) again are made available for awards under the Plan. Awards granted in substitution of awards granted by a company with which the Company combines ("Substitute Awards") will generally not be counted against the shares authorized under the Plan. Shares delivered under the Plan may be made available from authorized but unissued shares of Class A Common Stock of the Company or from shares of Class A Common Stock reacquired by the Company.

      Awards may be granted only to individuals who are directors (other than those directors serving on the Committee), officers or other salaried employees of the Company or a subsidiary. Approximately 275 people are eligible for awards under the Plan. Awards may be granted in the discretion of the Committee in the form of Performance Awards, Options, Stock Appreciation Rights, Restricted Stocks, Dividend Equivalents or Other Stock-Based Awards, as set forth in the Plan and as described below.

      The Plan also provides for automatic awards of nonqualified options to directors who are serving on the Committee. As of the date of each annual meeting of stockholders of the Company, each director who is then serving on the Committee will be granted an option to purchase 3000 shares of Class A Common Stock, if such director has then been serving on the Committee for less than one year, or in all other circumstances, 500 shares of such stock. The exercise price of such options will be the fair market value of the underlying shares on the date of grant. The options will have a term of ten years, will become exercisable in four equal installments on the first four anniversaries of the date of grant and, once vested, will not be affected by the termination of any such director's termination of service on the Committee or on the Board.

      A maximum of 250,000 shares (or the equivalent fair market value thereof with respect to awards valued in whole or in part by reference to, or otherwise based on or related to, shares) may be made subject to Performance Awards, Performance-Based Restricted Stock, and Other Stock-Based Awards and may be granted to any single participant in any year. The maximum payment of any awards not denominated in shares is $750,000. No participant may receive Options and Stock Appreciation Rights covering or representing more than 250,000 shares in any year. Awards may be subject to the achievement of such criteria relating to the Company's performance as shall be established by the Committee. With respect to any award to which such performance conditions are applied by the Committee, the Plan provides that such criterion shall be annual net income, unless the Committee shall determine otherwise.

      Stock options and stock appreciation rights may be granted under the Plan at the discretion of the Committee (except for the automatic directors' options described above). Options granted under the Plan may be either nonqualified options or incentive stock options. Stock appreciation rights may be granted in conjunction with or unrelated to options and, if in conjunction with an outstanding option, may be granted at the time of such option grant or thereafter, at the exercise price of the option. The Committee has discretion to fix the exercise price of such options and stock appreciation rights which, except in the case of Substitute Awards, must be not less than 100% of the fair market value of the underlying shares of Class A Common Stock at the time of grant thereof (or at the time of grant of the related option in the case of a stock appreciation right granted in conjunction with an outstanding option). Except with regard to automatic directors' options, the Committee has broad discretion as to the terms and conditions upon which options and stock appreciation rights shall be exercisable, but under no circumstances will an option or stock appreciation right have a term exceeding 10 years from the date of grant.

      The option exercise price may be satisfied in cash or, in the discretion of the Committee, by exchanging shares of Class A Common Stock owned by the optionee, or by a combination of cash and shares. The ability to pay the option exercise price in shares would, if permitted by the Committee, enable an optionee to engage in a series of successive stock for stock exercises of an option (sometimes referred to as "pyramiding") and thereby fully exercise an option with little or no cash investment. However, the Company's current policy is to require that shares tendered in satisfaction of the exercise price have been owned by the optionee for a minimum of six months.

      Upon the exercise of a stock appreciation right with respect to a share of Class A Common Stock, a participant is generally entitled to receive the excess of the fair market value of such share over the exercise price of such right. The Committee has the authority to determine whether the value of a stock appreciation right is paid in cash or shares or a combination of both.

      The Committee also has discretion to make contingent grants of performance awards which are earned to the extent performance goals established by the Committee are achieved over a period of time specified by the Committee. The Committee has discretion to determine the value of each performance share; to adjust the performance goals as it deems equitable to reflect events affecting the Company or changes in law or accounting principles or other factors; and to determine the extent to which a performance award has been earned. The value of performance awards that are earned may, in the discretion of the Committee, be paid in the form of cash, shares of Common Stock or a combination of both.

      Awards of restricted stock under the Plan are made at the discretion of the Committee and may consist of shares of Class A Common Stock granted to a participant subject to forfeiture and restrictions on transfer. In general, a participant who has been granted restricted stock will from the date of grant have the benefits of ownership in respect of such shares, including the right to vote such shares and to receive dividends and other distributions thereon, subject to the restrictions set forth in the Plan and in the instrument evidencing such award. The shares of restricted stock are held by the Company or by an escrow agent designated by the Company during the restricted period and may not be sold, assigned, transferred, pledged or otherwise encumbered until the restrictions have lapsed. The Committee has authority to determine the duration of the restricted period and the conditions under which restricted stock may be forfeited, as well as the other terms and conditions of such awards.

      The Plan also authorizes the Committee to grant to participants awards of shares of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, the value of shares of Class A Common Stock ("Other Stock-Based Awards"). The Committee has discretion to determine the participants to whom Other Stock-Based Awards are to be made, the times at which such awards are to be made, the size of such awards and all other conditions of such awards, including any restrictions, deferral periods or performance requirements. The provisions of Other Stock-Based Awards are subject to such rules and regulations as the Committee shall determine at the time of grant.

      Any award under the Plan may provide that the participant has the right to receive currently or on a deferred basis dividends or dividend equivalents and/or other cash payments in addition to or in lieu of such award, all as the Committee shall determine.

      If the Committee determines that any dividend or other distribution (whether in the form of cash, securities or other property), recapitalization, stock-split, reverse stock-split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of shares, or other similar corporate event affects the shares of Class A Common Stock such that an adjustment is required in order to prevent dilution or enlargement of the benefits intended under the Plan, then the Committee has discretion to make equitable adjustments (a) in the number and kind of shares that may be the subject of future awards under the Plan or (b) the number and kind of shares (or other securities or property) subject to outstanding awards and the respective grant or exercise prices thereof; and/or, if appropriate, to provide for the payment of cash to a participant.

      Except in the case of automatic directors' options, the Committee has broad discretion as to the specific terms and conditions of each award and any rules applicable thereto, including but not limited to the effect thereon of the death, retirement or other termination of employment of the participant and the effect, if any, of a change in control of the Company. In general, unless otherwise determined by the Committee, all awards will become vested, and will be cashed out in the event of a Change in Control, as defined in the Plan. The awards authorized under the Plan may not be assigned or transferred, except by will or the laws of descent and distribution.

      No incentive stock option may be granted under the Plan after the tenth anniversary of the Plan's effective date.

      The Plan may be amended or terminated at any time by the Board of Directors, except that no amendment may be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement with which the Board of Directors deems it advisable to comply.

      The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code.

      With the exception of automatic directors' options, awards under the Plan are made in the discretion of the Committee. Thus, the benefits that may be received under the Plan by any participant are not determinable, nor are the benefits any participant would have received had the Plan been in effect for the previous fiscal year determinable. If the Plan is approved by stockholders however, the following automatic directors' options will be granted.

                               NEW PLAN BENEFITS


                         1996 Stock Incentive Plan
                         -------------------------
                                                   Number of
Name and Position               Dollar Value ($)     Shares
-----------------               ---------------    ----------
Non-Executive Director Group        N/A               4500

Certain Federal Income Tax Consequences Under Current Law

   Withholding. The Company is required to withhold tax on ordinary income recognized by employees who are participants in the Plan. Withholding is not required on a Disqualifying Disposition (as defined below) of an incentive stock option by an employee.

   Nonqualified Stock Options. When an option holder exercises an option, the difference between the option price and any higher fair market value of the underlying shares on the date of exercise will be ordinary income to the option holder and will be generally allowed as a deduction for federal income tax purposes to the Company or its subsidiary.

   Incentive Stock Options. When an option holder exercises an incentive stock option while employed by the Company or a subsidiary or within three months (one year for disability) after termination of employment by reason of retirement or death, no ordinary income will be recognized by the option holder at that time, but the excess (if any) of the fair market value of the shares acquired upon such exercise over the option exercise price will be an adjustment to taxable income for purposes of the federal alternative minimum tax applicable to individuals. If the shares acquired upon exercise are not disposed of prior to the expiration of one year after the date of acquisition and two years after the date of grant of the option, the excess (if any) of the sales proceeds over the aggregate option exercise price of such shares will be long-term capital gain, but the Company will not be entitled to any tax deduction with respect to such gain. Except as noted below, if the shares are disposed of prior to the expiration of such periods (a "Disqualifying Disposition"), the excess of the fair market value of such shares at the time of exercise over the aggregate option exercise price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if realized, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and the Company or its subsidiary will generally be entitled to a federal income tax deduction in a like amount). If an incentive stock option is exercised more than three months (one year for disability) after termination of employment, the tax consequences are the same as described above under Nonqualified Stock Options.

   Restricted Stock. In the absence of an election by a participant, as explained below, the grant of restricted stock will not result in taxable income to the participant or a deduction for the Company or its subsidiary in the year of grant. The value of such restricted stock will be taxable to a participant in the year in which the restrictions lapse. Alternatively, a participant may elect to treat as income in the year of grant the fair market value of the restricted stock on the date of grant by making the election within 30 days after the date of such grant. If such an election were made, a participant would not be allowed to deduct at a later date the amount included as taxable income if the participant should forfeit the shares of restricted stock to the Company. The Company or its subsidiary will generally be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by a participant in the year such income is recognized. Prior to the lapse of restrictions, dividends paid on the shares subject to such restrictions will be taxable to the participant as additional compensation in the year received free of restrictions, and the Company or its subsidiary will be allowed a corresponding federal income tax deduction (unless the participant elects to include the fair market value of the restricted stock in taxable income in the year of grant as described above).

   Stock Appreciation Rights and Other Awards Under the Plan. When a participant receives a payment with respect to an award granted to him under the Plan other than as described in the preceding paragraphs, the amount of cash and the fair market value of the shares of Class A Common Stock received, net of any amount paid by the participant, will be ordinary income to such participant and will generally be allowed as a deduction for federal income tax purposes to the Company or its subsidiary.

   The foregoing summary of certain federal tax consequences is necessarily general and is based on present provisions of the Internal Revenue Code, which are subject to change. In addition, state income tax laws are not discussed herein and may vary in effect.

   Approval of the Plan requires the affirmative vote of holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Compagnie Generale des Eaux has indicated that it intends to vote FOR the proposal. The Board of Directors recommends that stockholders vote FOR the approval of the Plan.


                             STOCKHOLDER PROPOSALS

   Proposals of the Company's stockholders intended to be presented at the Company's 1997 Annual Meeting of Stockholders must be received by the Company no later than November 30, 1996 to be included in the Company's proxy statement and form of proxy relating to such Annual Meeting. Any proposal should be addressed to Douglas A. Satzger, Esq., Secretary and General Counsel, Air & Water Technologies Corporation, U.S. Highway 22 West and Station Road, Branchburg, New Jersey 08876 and should be sent by certified mail, return receipt requested.


                                 OTHER MATTERS

   The Board of Directors knows of no other matters to be presented for action at the forthcoming Annual Meeting. However, the proxy confers upon the persons named therein discretionary authority to act upon any other matter that may properly come before the meeting.


          [The remainder of this page is left blank intentionally.]

   The Company will furnish a copy of its Annual Report on Form 10-K (including financial statements and any financial statement schedules but excluding other exhibits), without charge, to any person upon request addressed to Douglas A. Satzger, Esq., Secretary and General Counsel, Air & Water Technologies Corporation, U.S. Highway 22 West and Station Road, Branchburg, New Jersey 08876.

                                     By Order of the Board of Directors



                                                DOUGLAS A. SATZGER
                                                Secretary



March 29, 1996
Branchburg, New Jersey



                                                                  APPENDIX A


                     AIR & WATER TECHNOLOGIES CORPORATION

                           1996 STOCK INCENTIVE PLAN



                   SECTION 1. Purpose. The purposes of this 1996 Stock Incentive Plan (the "Plan") of Air & Water Technologies Corporation (together with any successor thereto, the "Corporation") are (a) to promote the identity of interests between shareholders and employees of the Corporation by encouraging and creating significant ownership of Class A Common Stock of the Corporation by directors, officers and other salaried employees of the Corporation and its subsidiaries; (b) to enable the Corporation to attract and retain qualified directors, officers and employees who contribute to the Corporation's success by their ability, ingenuity and industry; and (c) to provide meaningful long-term incentive opportunities for directors, officers and other employees who are responsible for the success of the Corporation and who are in a position to make significant contributions toward its objectives.

                   SECTION 2. Definitions. In addition to the terms defined elsewhere in the Plan, the following shall be defined terms under the Plan:

                   2.01. "Award" means any Performance Award, Option, Stock Appreciation Right, Restricted Stock, Dividend Equivalent, or Other Stock-Based Award, or any other right or interest relating to Shares or cash, granted to a Participant under the Plan.

                   2.02. "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award, which may, but need not, be executed or acknowledged by a Participant.

                   2.03. "Board" means the Board of Directors of the Corporation.

                   2.04.  "Change in Control" and related terms are defined in
Section 9.

                   2.05. "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations and other authorities thereunder.

                   2.06. "Committee" means the Compensation and Stock Option Committee of the Board or any other Board committee, as may be designated by the Board to administer the Plan; provided, however, that the Committee for the purposes hereof shall, if deemed necessary or desirable by Board, consist of at least the minimum number of directors from time to time required by Rule 16b-3 or Section 162(m), and, if so deemed by the Board, each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3 and an "outside director", within the meaning of Section 162(m). If no committee has been designated by the Board, references to the Committee herein shall refer to the Board.

                   2.07.  "Corporation" is defined in Section 1.

                   2.08. "Covered Employee" has the same meaning as set forth in section 162(m). 2.09. "Dividend Equivalent" means a right, granted to a Participant under Section 6.03, to receive cash, Shares, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares.

                   2.10. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations and other authorities thereunder.

                   2.11. "Fair Market Value" means, with respect to Shares, Awards, or other property, the fair market value of such Shares, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Shares as of any date shall be the closing sales price on that date of a Share on the American Stock Exchange.

                   2.12. "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code.

                   2.13. "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

                   2.14. "Option" means a right, granted to a Participant under Section 5.02 or Section 6.05, to purchase Shares at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

                   2.15. "Other Stock-Based Award" means a right, granted to a Participant under Section 6.07, that relates to or is valued by reference to Shares.

                   2.16. "Participant" means a person who has been granted an Award under the Plan.

                   2.17. "Performance Award" means a right, granted to a Participant under Section 6.02, to receive cash, Shares, other Awards, or other property the payment of which is contingent upon achievement of performance goals specified by the Committee.

                   2.18. "Performance-Based Restricted Stock" means Restricted Stock that is subject to a risk of forfeiture if specified performance criteria are not met within or with respect to the restriction period.

                   2.19.  "Plan" is defined in Section 1.

                   2.20. "Restricted Stock" means Shares granted to a Participant under Section 6.04, that are subject to certain restrictions and to a risk of forfeiture.

                   2.21. "Rule 16b-3" means Rule 16b-3, as from time to time amended and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, and the relevant interpretations and other authorities thereunder.

                   2.22. "Section 162(m)" shall mean Section 162(m) of the Code and the regulations, interpretations and other authorities thereunder.

                   2.23. "Shares" means the Class A Common Stock, par value $.001 per share, of the Corporation; such other securities as may be substituted for Shares or such other securities pursuant to Section 10, or such other securities as may be designated by the Committee.

                   2.24. "Stock Appreciation Right" means a right, granted to a Participant under Section 6.06, to be paid an amount measured by the appreciation in the Fair Market Value of Shares from the date of grant to the date of exercise of the right, with payment to be made in cash, Shares, other Awards, or other property as specified in the Award or determined by the Committee.

                   2.25. "Subsidiary" means any corporation (other than the Corporation) with respect to which the Corporation owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock. In addition, any other related entity may be designated by the Board as a Subsidiary, for purposes of this Plan.

                   2.26. "Substitute Award" shall mean an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Corporation or with which the Corporation combines.

                   2.27.  "Year" means a calendar year.

                   SECTION 3.  Administration.

                   3.01. Authority of the Committee. The Plan shall be administered by the Committee. Except as provided in Section 5.02, the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

                   (i)    to select and designate Participants;

                   (ii)   to designate Subsidiaries;

                   (iii) to determine the type or types of Awards to be granted to each Participant;

                   (iv) to determine the number of Awards to be granted, the number of Shares to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waivers or accelerations thereof, and waiver of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

                   (v) to determine whether, to what extent, and under what circumstances as Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

                   (vi) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Participant;

                   (vii) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

                   (viii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

                   (ix) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder; and

                   (x) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

                   3.02.  Manner of Exercise of Committee Authority.
Except as otherwise provided herein, or as required by applicable law, the Committee shall have sole discretion in exercising such authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Corporation, Subsidiaries, Participants, any person claiming any rights under the Plan from or through any Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. A memorandum signed by all members of the Committee shall constitute the act of the Committee without the necessity, in such event, to hold a meeting. The Committee may delegate to officers or managers of the Corporation or any Subsidiary the authority, subject to such terms as the Committee shall determine, to perform administrative functions under the Plan.

                   3.03. Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Corporation or any Subsidiary, the Corporation's independent certified public accountants, or any executive compensation consultant or other professional retained by the Corporation to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Corporation acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Corporation acting on their behalf, shall, to the fullest extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action, determination, or interpretation.

                   SECTION 4.  Shares Subject to the Plan.

                   4.01.  General.  Subject to adjustment as provided in
Section 10, the total number of Shares reserved and available for Awards under the Plan shall be 1,000,000 Shares plus the number of shares authorized for award, as of the date of approval of this Plan by shareholders of the Corporation, under the 1989 Long-Term Incentive Plan of the Corporation. For purposes of this Section 4, the number of and time at which Shares shall be deemed to be subject to Awards and therefore counted against the number of Shares reserved and available under the Plan shall be the earliest date at which the Committee can reasonably estimate the number of Shares to be distributed in settlement of an Award or with respect to which payments will be made; provided, however, that, subject to the requirements of Rule 16b-3, the Committee may adopt procedures for the counting of Shares relating to any Award for which the number of Shares to be distributed or with respect to which payment will be made cannot be fixed at the date of grant to ensure appropriate counting, avoid double counting (in the case of tandem or substitute awards), and provide for adjustments in any case in which the number of Shares actually distributed or with respect to which payments are actually made differs from the number of Shares previously counted in connection with such Award.

                   4.02.  Forfeitures, Cancellations and Other
Terminations. If any Shares to which an Award or a stock-based award under any previous similar plan of the Corporation relates are forfeited or the Award or such other stock-based award is cancelled, settled or terminates without a distribution of Shares (whether or not cash, other Awards, or other property is distributed with respect to such Award), or if an Award or award is exercised through the delivery of Shares otherwise owned by the Participant, then the Shares covered by such Award or award or a number of Shares equal to the number so delivered, as the case may be, shall, to the extent of any such forfeiture, cancellation, settlement, termination or delivery, be available or again be available for awards under the Plan; provided, however, that such Shares shall be available for issuance only to the extent permitted under Rule 16b-3. 4.03. Substitute Awards. Any Shares underlying Substitute Awards shall not, except in the case of Shares with respect to which Substitute Awards are granted to individuals who are officers or directors of the Company for purposes of Section 16 of the Exchange Act, be counted against the Shares available for Awards under the Plan.

         SECTION 5.  Eligibility and Directors' Automatic Awards.

                   5.01. General. Except as provided in Section 5.02, Awards may be granted only to individuals who are directors (other than any director serving on the Committee), officers or other salaried employees of the Corporation or a Subsidiary.

                   5.02. Directors' Automatic Awards. On the date of each annual meeting of the shareholders of the Corporation, each director who on such date, immediately after the conclusion of such meeting, is a member of the Committee will be granted a Non-qualified Stock Option for (i) 3,000 Shares if on such date, such director shall have served less than one year on the Committee or (ii) 500 Shares, in all other circumstances. The exercise price per Share subject to any Option granted pursuant to this
Section 5.02 shall be equal to the Fair Market Value of one Share as of the date of grant and the duration of such Option shall be ten years. Such Options shall be exercisable in four equal installments on the first four anniversaries of the date of grant and, once vested, shall not be affected by the termination of any such director's service on the Committee or on the Board. In the event of a Change in Control, such Options shall be subject to the provisions of Section 9.

                   SECTION 6.  Specific Terms of Awards.

                   6.01. General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11.02), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including without limitation the acceleration of vesting of any Awards or terms requiring forfeiture of Awards in the event of termination of employment by the Participant.

                   6.02. Performance Awards. Subject to the provisions of Sections 7.01 and 7.02, the Committee is authorized to grant Performance Awards to Participants on the following terms and conditions:

                   (i) Awards and Conditions. A Performance Award shall confer upon the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Award is granted, in whole or in part, as determined by the Committee, conditioned upon the achievement of performance criteria determined by the Committee.

                   (ii) Other Terms. A Performance Award shall be denominated in Shares and may be payable in cash, Shares, other Awards, or other property, and have such other terms as shall be determined by the Committee.

                   6.03. Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Participants. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or Awards, or otherwise reinvested.

                   6.04. Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

                   (i) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends thereon), which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise as the Committee shall determine.

                   (ii) Forfeiture. Performance-Based Restricted Stock shall be forfeited unless preestablished performance criteria specified by the Committee are met during the applicable restriction period. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes.

                   (iii) Certificates of Shares. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Corporation shall retain physical possession of the certificates, and the Participant shall deliver a stock power to the Corporation, endorsed in blank, relating to the Restricted Stock.

                   (iv) Dividends. Unless otherwise determined by the Committee, cash dividends paid on Performance-Based Restricted Stock shall be automatically reinvested in additional shares of Performance-Based Restricted Stock and cash dividends paid on other Restricted Stock shall be paid to the Participant. Dividends reinvested in Performance-Based Restricted Stock and Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall, unless otherwise determined by the Committee, be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such stock or other property has been distributed.

                   6.05. Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

                   (i) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise price shall be not less than the Fair Market Value of a Share on the date of grant of such Option.

                   (ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Shares, other Awards or awards issued under other Corporation plans, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements), and the methods by which Shares will be delivered or deemed to be delivered to Participants. Unless otherwise determined by the Committee, Options shall expire not later than ten years after the date of grant.

                   (iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that no Incentive Stock Option shall be granted more than ten years after the effective date of the Plan. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority be granted or exercised under the Plan so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code.

                   6.06. Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

                   (i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine in the case of any such right, other than one related to an Incentive Stock Option, the Fair Market Value of one Share at any time during a specified period before or after the date of exercise or the Change in Control Price as defined in Section 9.03) over (B) the grant price of the Stock Appreciation Right as determined by the Committee as of the date of grant of the Stock Appreciation Right, which, except in the case of Substitute Awards, shall be not less than the Fair Market Value of one Share on the date of grant.

                   (ii) Other Terms. The Committee shall determine the time or times at which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any Stock Appreciation Right. Limited Stock Appreciation Rights that may be exercised only upon the occurrence of a Change in Control (as such term is defined in Section 9.02 or in any applicable Award Agreement) or as otherwise defined by the Committee) may be granted under this Section 6.06. Unless otherwise determined by the Committee, Stock Appreciation Rights shall expire not later than ten years after the date of grant.

                   6.07. Other Stock-Based Awards. The Committee is authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation, Shares awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards, which may include performance criteria. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6.07 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, or other property, as the Committee shall determine.

                   SECTION 7.  Certain Provisions Applicable to Awards.

                   7.01. Performance-Based Awards. If Performance Awards, Performance-Based Restricted Stock, and Other Stock-Based Awards subject to performance criteria are intended to be "qualified performance-based compensation" within the meaning of Section 162(m), such Awards shall be paid solely on account of the attainment of one or more preestablished, objective performance goals within the meaning of Section 162(m). Until otherwise determined by the Committee, the performance goal shall be the attainment of preestablished amounts of annual net income of the Corporation.

                   The payout of any such Award to a Covered Employee may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the direction of the Committee.

                   7.02. Maximum Yearly Awards. A maximum of 250,000 Shares (or the equivalent Fair Market Value thereof with respect to Awards denominated in, or valued in whole or in part by reference to, or otherwise based on or related to, Shares) may be made subject to Performance Awards, Performance-Based Restricted Stock, and Other Stock-Based Awards subject to performance criteria and granted to any single Participant in any Year. No Participant may receive Options and Stock Appreciation Rights covering in aggregate more than 250,000 Shares in any Year. The maximum payment amount of any Award that is not denominated in Shares shall be $750,000. The Share amounts in this Section 7.02 are subject to adjustment under Section 10 and are subject to the Plan maximum under Section 4.

                   7.03. Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Awards granted under the Plan or any award granted under any other plan of the Corporation, any Subsidiary, or any business entity to be acquired by the Corporation or a Subsidiary, or any other right of a Participant to receive payment from the Corporation or any Subsidiary. If an Award is granted in substitution for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

                   7.04. Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or a Stock Appreciation Right granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

                   7.05. Form of Payment under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Corporation or a Subsidiary upon the grant or exercise of an Award may be made in a single payment or transfer, in installments, or on a deferred basis.
Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Shares.

                   7.06. Loan Provisions. With the consent of the Committee, and subject to compliance with applicable laws and regulations, the Corporation may make, guarantee, or arrange for, a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, other terms on which the loan is to repaid and conditions, if any, under which the loan or loans may be forgiven. Nothing in this Section shall be construed as implying that the Committee shall or will offer such loans.

                   SECTION 8.  General Restrictions Applicable to Awards.

                   8.01. Limits on Transfer of Awards; Beneficiaries. No right or interest of a Participant in any Award shall be pledged, encumbered, or hypothecated to or in favor of any party (other than the Corporation or a Subsidiary), or shall be subject to any lien, obligation, or liability of such Participant to any party (other than the Corporation or a Subsidiary). Unless otherwise determined by the Committee, no Award shall be assignable or transferable by a Participant otherwise than by will or the laws of decent and distribution (except to the Corporation under the terms of the Plan); provided, however, that a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any distribution, with respect to any Award, upon the death of the Participant. A beneficiary, guardian, legal representative, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant or such Award, except to the extent the Plan and such Award Agreement otherwise provide with respect to such persons, and to any additional restrictions deemed necessary or appropriate by the Committee.

                   8.02. Registration and Listing Compliance. The Corporation shall not be obliged to deliver any Award or distribute any Shares with respect to any Award in a transaction subject to regulatory approval, registration, or any other applicable requirement of federal or state law, or subject to a listing requirement under any listing or similar agreement between the Corporation and any national securities exchange, until such laws, regulations, and contractual obligations of the Corporation have been complied with in full.

                   8.03. Share Certificates. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under applicable federal or state laws, rules and regulations thereunder, and the rules of any national securities exchange on which Shares are listed. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions that may be applicable to Shares, including under the terms of the Plan or any Award Agreement. In addition, during any period in which Awards or Shares are subject to restrictions under the terms of the Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Committee or a Participant, the Committee may require the Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Corporation or any such other person as the Committee may designate.

                   SECTION 9.  Change in Control Provisions.
Notwithstanding any other provision of the Plan, unless and to the extent otherwise provided in any Award Agreement the following acceleration and valuation provisions shall apply in the event of a "Change in Control" as defined in this Section 9:

                   9.01. Acceleration and Cash-Out Rights. In the event of a "Change in Control," as defined in Section 9.02,

                   (i) The performance criteria of all Performance Awards, Performance-Based Restricted Stock, and Other Stock-Based Awards shall be deemed fully achieved and all such Awards shall be fully earned and vested, subject only to the legal restrictions on the issuance of Shares set forth in Section 8.03;

                   (ii) Any Option, Stock Appreciation Right and other Award in the nature of a right that may be exercised which was not previously exercisable and vested shall become fully exercisable and vested, subject only to the legal restrictions on the issuance of Shares set forth in Section 8.03;

                   (iii) The restrictions, deferral limitations, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, subject only to the legal restrictions on the issuance of Shares set forth in
   Section 8.03; and

                   (iv) All outstanding Awards shall be cancelled and a Participant holding any such Award shall be paid in cash therefor on the basis of the "Change in Control Price" (as defined in Section 9.03) as of the date that the Change in Control occurs, or such other date as the Committee may determine prior to the Change in Control; provided, however, that this Section 9.01 (iv) shall not apply in the case of any Award if the cancellation of and payment for such Award would cause the Participant to incur actual short-swing profits liability under Section 16(b) of the Exchange Act.

                   9.02. Change in Control. Unless and to the extent otherwise provided in any Award Agreement, for purposes of Section 9.01, a "Change in Control" shall mean:

                   (a) The acquisition by any individual, entity or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange
   Act), other than Compagnie Generale des Eaux, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Common Stock of the Corporation (the "Outstanding Corporation Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control:
   (A) any acquisition by the Corporation of any of its subsidiaries, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its subsidiaries or
   (C) any acquisition by any corporation with respect to which, following such acquisition, more than 75% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be; or

                   (b) Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation to which Rule 14a-11 of Regulation 14A promulgated under the Exchange Act applies or other actual threatened solicitation of proxies or consents; or

                   (c) Approval by the shareholders of the Corporation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be; or

                   (d)  Approval by the shareholders of the Corporation of
   (i) a complete liquidation or dissolution of the Corporation or (ii) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation, with respect to which following such sale or other disposition, more than 75% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be. The term "the sale or other disposition of all or substantially all of the assets of the Corporation" shall mean a sale or other disposition transaction or series of related transactions involving assets of the Corporation or of any direct or indirect subsidiary of the Corporation (including the stock of any direct or indirect subsidiary of the Corporation) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of the Corporation (as hereinafter defined). The "fair market value of the Corporation" shall be the aggregate market value of the then Outstanding Corporation Common Stock (on a fully diluted basis) plus the aggregate market value of the Corporation's other outstanding equity securities. The aggregate market value of the shares of Outstanding Corporation Common Stock shall be determined by multiplying the number of shares of Outstanding Corporation Common Stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the average closing price of the shares of Outstanding Corporation Common Stock for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of the Corporation shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of Outstanding Corporation Common Stock or by such other method as the Board shall determine is appropriate.

                   (e) The Committee shall determine the effective date, for purposes of the Plan and any Award outstanding hereunder, of any event constituting a Change in Control.

                   9.03.  Change in Control Price.  For purposes of this
Section 9, "Change in Control Price" means the highest price per share paid in any transaction reported on the securities exchange or trading system on which the Shares are then primarily listed or traded, or paid or offered in any transaction related to a Change in Control of the Corporation at any time during the preceding 60-day period as determined by the Committee, except that in the case of Incentive Stock Options and Stock Appreciation Rights relating thereto, such price shall be based only on transactions reported for the date on which the Committee decides to cash out such Awards.

                   SECTION 10. Adjustment Provisions. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be issued in connection with Awards, (ii) the number and kind of Shares issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that, with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the plan to violate Section 422(b)(1) of the Code. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Corporation or any Subsidiary or the financial statements of the Corporation of any Subsidiary, or in response to change in applicable laws, regulations, or accounting principles.

                   SECTION 11.  Changes to the Plan and Awards.

                   11.01. Changes to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of shareholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Corporations shareholders within one year after such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange on which the Shares may be listed, if the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may impair the rights of such Participant under any Award theretofore granted to him.

                   11.02. Changes to Awards. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may impair the rights of such Participant under such Award.

                   11.03. Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be cancelled in consideration of a cash payment or alternative Award made to the holder of such cancelled Award equal in value to the Fair Market Value of such cancelled Award.

                   SECTION 12.  General Provisions.

                   12.01. No Rights to Awards. No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees.

                   12.02. No Shareholder Rights. No Award shall confer on any Participant any of the rights of a shareholder of the Corporation unless and until Shares are duly issued or transferred to the Participant in accordance with the term of the Award.

                   12.03. Tax Withholding. The Corporation or any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due with respect to such Award or its exercise, or to any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Corporation and Participants to satisfy obligations for the payment of withholding taxes and other tax liabilities relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of Participant's tax obligations.

                   12.04. No Right to Employment. Nothing contained in the Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as conferring, upon any employee any right to continue in the employ of the Corporation or any Subsidiary nor shall any Award or Plan provision be construed as interfering in any way with the right of the Corporation or any Subsidiary to terminate an employee's employment at any time or increase or decrease his compensation from the rate in existence at the time of granting of an Award.

                   12.05. Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Corporation; provided, however, that the committee may authorize the creation of trusts or make other arrangements to meet the Corporation's obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any award, which trusts or other arrangement shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

                   12.06.  Other Compensatory Arrangements.  The
Corporation or any subsidiary shall be permitted to adopt other or additional compensation arrangements (which may include arrangements which relate to Awards), and such arrangements may be either generally applicable or applicable only in specific cases.

                   12.07. Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

                   12.08. Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

                   SECTION 13. Effective Date. The Plan shall become effective upon approval by the affirmative vote of the holders of a majority of the Shares present or represented and entitled to vote (and the affirmative vote of a majority of the Shares voting) at a meeting of the Corporation's shareholders, or any adjournment thereof.